EXHIBIT 23

MCNAIR, MCLEMORE, MIDDLEBROOKS & CO., LLP

CERTIFIED PUBLIC ACCOUNTANTS

RALPH S. McLEMORE, SR., CPA (1963-1977)

SIDNEY B. McNAIR, CPA (1954-1992)

RICHARD A. WHITTEN, JR., CPA
SIDNEY E. MIDDLEBROOKS, CPA, PC	ELIZABETH WARE HARDIN, CPA
RAY C. PEARSON, CPA	CAROLINE E. GRIFFIN, CPA
J. RANDOLPH NICHOLS, CPA	RONNIE K. GILBERT, CPA
WILLIAM H. EPPS, JR., CPA	RON C. DOUTHIT, CPA
RAYMOND A. PIPPIN, JR., CPA	CHELSEY P. CAWTHON, JR., CPA
JERRY A. WOLFE, CPA	CHARLES A. FLETCHER, CPA
W. E. BARFIELD, JR., CPA	MARJORIE HUCKABEE CARTER, CPA
HOWARD S. HOLLEMAN, CPA	BRYAN A. ISGETT, CPA
F. GAY McMICHAEL, CPA	DAVID PASCHAL MUSE, JR., CPA

March 24, 2005

INDEPENDENT AUDITOR’S CONSENT

We hereby consent to the incorporation by reference of our report, dated March 17, 2005, with respect to the consolidated financial statements of Newnan Coweta Bancshares, Inc. and Subsidiaries included in this annual report on Form 10-KSB for the year ended December 31, 2004, into the Registration Statement on Form S-8 relating to the Newnan Coweta Bancshares, Inc. 2001 Incentive Stock Option Plan (File #333-92440), as filed with the SEC on July 16, 2002.

McNAIR, McLEMORE, MIDDLEBROOKS & CO., LLP

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